UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 7, 2018

Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.

(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)

(345) 943-4573

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Notes Offering

In connection with the previously announced offering, on August 7, 2018, Greenlight Capital Re, Ltd. (the “Company”), issued $100.0 million in aggregate principal amount of its 4.00% convertible senior notes due 2023 (the “Notes”) pursuant to an indenture, dated as of August 7, 2018 (the “Indenture”) between the Company and Wilmington Savings Fund Society, FSB, as trustee. The Notes will be convertible, upon the satisfaction of certain conditions and during certain time periods, at a conversion rate of 58.1818 of the Company’s Class A ordinary shares per $1,000 in principal amount of Notes, subject to adjustment. Upon conversion, the Company may, at its option, elect to deliver cash, Class A ordinary shares or a combination of cash and Class A ordinary shares. The conversion rate equates to a conversion price of approximately $17.19, which represents a premium of approximately 25% over the closing sale price of the Class A ordinary shares on the NASDAQ Global Select Market on August 2, 2018. The Notes will mature on August 1, 2023 and were issued at a price equal to 100% of the principal amount thereof.

Concurrently with the pricing of the Notes, the Company agreed to repurchase one million of its Class A ordinary shares, at a purchase price of $13.75 per Class A ordinary share. The Company has used $13,750,000 of the net proceeds from the sale of the Notes to make such repurchases and intends to use the remainder of the net proceeds to make contributions to the capital and surplus of one or both of its reinsurance subsidiaries and for general corporate purposes.

The Notes will be general unsecured obligations of the Company.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes and the Class A ordinary shares issuable upon conversion, if any, have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Notes Offering” in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference

Item 7.01	Regulation FD Disclosure.

On August 2, 2018, Greenlight Capital Re, Ltd. (the “Company”) issued a press release announcing the pricing of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 7.01 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of August 7, 2018, between Greenlight Capital Re, Ltd. and Wilmington Savings Fund Society, FSB, as trustee.

99.1	Press release, dated August 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer

Date: August 7, 2018